UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2003

The Newhall Land and Farming Company (a California Limited Partnership)
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

1-8885	95-3931727
(Commission File Number)	(IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA 91355
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  661-255-4000

Item 5.    Other Events

The Newhall Land and Farming Company issued a news release on December 18, 2003 announcing that the California Public Utilities Commission has postponed until January 22, 2004 its consideration of the draft decision of the Administrative Law Judge on the pending application for transfer of control of Valencia Water Company, a wholly-owned subsidiary  of Newhall Land, to a company jointly owned by Lennar Corporation and LNR Property pursuant to the pending merger between Newhall Land and the Lennar/LNR entity. A copy of the news release is filed herewith as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits

(c)           Exhibits

99.1   News Release – Newhall Land Updates Status of Pending Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership) Registrant

	By:	Newhall Management Limited Partnership, Managing General Partner

		By:	Newhall Management Corporation, Managing General Partner

Date: December 22, 2003			By:	/s/ Donald L. Kimball
Donald L. Kimball
Vice President and Chief Financial Officer (Principal Financial Officer)